Exhibit 107

Calculation of Fee Filing Tables

Form F-3

(Form Type)

ALARUM TECHNOLOGIES LTD.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to be Paid	Equity	Ordinary Shares, no par value, represented by American Depositary Shares	457(o)		(1)		(2)	—	$0.00015310	—

	Unallocated Shelf	Unallocated Shelf	457(o)		(1)		(2)	$768,222.00	$0.00015310	$117.61

Fees Previously Paid	—

Carry Forward Securities

Carry Forward Securities	Equity	Ordinary Shares, par value NIS 0.02 per share

	Unallocated Shelf	Unallocated Shelf	415(a)(6)

	Total Offering Amounts							$100,000,000.00		$10,943.8

	Total Fees Previously Paid									$10,910

	Total Fee Offsets									$10,826.19

	Net Fee Due									$117.61

(1)

We are registering an indeterminate number of ordinary shares, represented by American Depositary Shares, or ADSs, evidenced by American Depositary Receipts, issuable upon deposit of Ordinary Shares of Alarum Technologies Ltd., or the Registrant, which have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-218251). Each ADS represents ten (10) Ordinary Shares. The aggregate offering price of these securities will not exceed $100,000,000. The registrant is currently subject to the provisions of General Instruction I.B.5 of Form F-3, which provide that as long as the aggregate market value of the outstanding voting and non-voting common equity of the registrant held by non-affiliates is less than $75,000,000, then the aggregate market value of securities sold by or on our behalf of the registrant on Form F-3, during the period of 12 calendar months immediately prior to, and including, such sale(s), is no more than one-third of the aggregate market value of the voting and non-voting common equity of the registrant held by non-affiliates as of a date within 60 days of such sale(s). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(2)	The proposed maximum aggregate offering price per ADS will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the Ordinary Shares registered hereunder and is not specified in reliance on Rule 457(o) under the Securities Act and General Instruction II.D of Form F-3 under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant of Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Alarum Technologies Ltd.	F-3	333-253983	3/08/2021	—	$10,826.19	(1)	Unallocated (Universal) Shelf	Ordinary Shares, no par value, represented by American Depositary Shares	Unallocated (Universal) Shelf	$99,231,778	—
Fee Offset Sources	Alarum Technologies Ltd.	F-3	333-253983	—	3/08/2021	—		—	—	—	—	$10,826.19

(1)	Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $10,826.19 (calculated at the fee rate in effect at the date of the registrant’s prior registration statement on Form F-3 (File No. 333-253983), or the Prior Registration Statement), which represents the portion of the registration fee previously paid with respect to $99,231,778 of unsold securities previously registered under the Prior Registration Statement, following the termination of the offering that included the unsold securities associated with the claimed offset under the Prior Registration Statement.